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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 25, 1998


                           PULITZER PUBLISHING COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware                            1-9329                430496290
----------------------------               ------                ---------
(State or other jurisdiction             (Commission           (IRS Employer
     of incorporation)                   File Number)        Identification No.)



900 North Tucker Boulevard, St. Louis, Missouri                     63101
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  (314) 340-8000
                                                     --------------------


                                 Not Applicable
  ---------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On May 25, 1998, the Registrant entered into an agreement to combine its broadcasting business with Hearst-Argyle Television, Inc. ("Acquiror"). Prior to this proposed merger, and subject to certain conditions, the Registrant intends to spin off its newspaper publishing and news media businesses to its stockholders (the "Spin Off"). Pursuant to the Agreement and Plan of Merger, dated as of May 25, 1998, among the Registrant, Pulitzer Inc., a wholly owned subsidiary of the Registrant, and Acquiror, following the Spin Off, the Registrant expects to merge with and into Acquiror (the "Merger"). In connection with the Merger, the Registrant's stockholders will receive consideration in the form of $1.15 billion of Acquiror's Series A Common Stock, subject to possible adjustment based upon the price of Acquiror's stock during a measurement period prior to the closing. In addition, Acquiror will assume approximately $700 million of the Registrant's debt.

         The transactions are subject to various conditions, including approval of the shareholders of both companies, Hart-Scott-Rodino clearance, approval by the Federal Communications Commission, and a favorable ruling from the Internal Revenue Service relating to the Spin Off. Hearst Broadcasting, Inc., a wholly-owned subsidiary of The Hearst Corporation and the principal shareholder of Acquiror, and the principal shareholders of the Registrant, representing 65 percent of the outstanding capital stock of the Registrant, have agreed to vote in favor of the transaction. The Spin Off and Merger are anticipated to be completed by year-end 1998.

         In connection with the execution and delivery of the Merger Agreement, the Registrant issued the press release filed herewith as Exhibit 99.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)      EXHIBITS

                  10.1 Agreement and Plan of Merger by and among the Registrant, Pulitzer Inc. and Hearst-Argyle Television, Inc., dated May 25, 1998.

                  99       Press release, dated May 25, 1998.






                All other Items of this report are inapplicable.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PULITZER PUBLISHING COMPANY


Date:  June 10, 1998                           By:/s/ MICHAEL E. PULITZER
                                                  ---------------------------
                                                   Name:  Michael E. Pulitzer
                                                   Title: Chairman of the Board,
                                                          President and Chief
                                                          Executive Officer


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                                  EXHIBIT INDEX


                  10.1 Agreement and Plan of Merger by and among the Registrant, Pulitzer Inc. and Hearst-Argyle Television, Inc., dated May 25, 1998.

                  99       Press release, dated May 25, 1998.